Exhibit 99(a)(1)(C)

NOTICE OF WITHDRAWAL
REGARDING SHARES HELD IN
STELLUS PRIVATE CREDIT BDC

TENDERED PURSUANT TO THE OFFER TO PURCHASE
DATED MARCH 4, 2025

THE WITHDRAWAL RIGHTS WILL EXPIRE AT,
AND THIS NOTICE OF WITHDRAWAL MUST BE RECEIVED BY
STELLUS PRIVATE CREDIT BDC BEFORE,
11:59 P.M., EASTERN TIME, ON APRIL 1, 2025, UNLESS THE OFFER IS EXTENDED.

COMPLETE THIS NOTICE OF WITHDRAWAL AND RETURN BY MAIL, COURIER, OR PERSONAL DELIVERY AS FOLLOWS:

If using overnight mail:	If using standard mail:

Stellus Private Credit BDC c/o Broadridge Corporate Issuer Solutions, LLC Attn: BCIS IWS, 51 Mercedes Way, Edgewood, NY 11717	Stellus Private Credit BDC c/o Broadridge Financial Solutions, Inc. Attn: BCIS Re-Organization Dept., P.O. Box 1317, Brentwood, NY 11717-0718

YOU ARE RESPONSIBLE FOR CONFIRMING THAT THIS NOTICE OF WITHDRAWAL IS RECEIVED BY
STELLUS PRIVATE CREDIT BDC AT THE ADDRESS ABOVE.

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NOTICE OF WITHDRAWAL
PURSUANT TO THE OFFER TO PURCHASE DATED
MARCH 4, 2025

LADIES AND GENTLEMEN,

The undersigned Shareholder of Stellus Private Credit BDC (the “Company”) hereby withdraws the tender of his, her, or its Shares of the Company, which the Shareholder submitted by a Letter of Transmittal dated                        , 2025. This tender was in the amount of:                    Shares.

The undersigned recognizes that upon the timely receipt of this Notice of Withdrawal of Tender, properly executed, the Shares previously tendered will not be purchased by the Company.

IMPORTANT:    The signature of the Shareholder(s) or person(s) authorized to sign on behalf of the Shareholder(s) (an “Authorized Person”) should be exactly as it appeared in the Subscription Agreement. Attach additional copies as necessary.

Signature of Shareholder(s) or Authorized Person(s):

Name of Signatory (Please print):

Title of Authorized Person (Please print):

Signature of Shareholder(s) or Authorized Person(s):

Name of Signatory (Please print):

Title of Authorized Person (Please print):

Signature of Shareholder(s) or Authorized Person(s):

Name of Signatory (Please print):

Title of Authorized Person (Please print):

Signature of Shareholder(s) or Authorized Person(s):

Name of Signatory (Please print):

Title of Authorized Person (Please print):

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